EXHIBIT 99.1
------------
                          AGREEMENT AND PLAN OF MERGER

                                       OF

                          SOUTHTRUST OF ALABAMA, INC.

                                      AND

                              CENIT BANCORP, INC.

                                  JOINED IN BY

                             SOUTHTRUST CORPORATION




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                       TABLE OF CONTENTS

                           ARTICLE 1

                          THE MERGER

Section 1.1       Consummation of Merger; Closing Date.........................2
                  ------------------------------------
Section 1.2       Effect of Merger.............................................2
                  ----------------
Section 1.3       Further Assurances...........................................3
                  ------------------
Section 1.4       Directors and Officers.......................................3
                  ----------------------
Section 1.5       Stock Option Agreement.......................................3
                  ----------------------

                          ARTICLE 2

          CONVERSION OF CONSTITUENTS' CAPITAL SHARES

Section 2.1       Manner of Conversion of CENIT Shares.........................4
                  ------------------------------------
Section 2.2       CENIT Stock Options and Related Matters......................4
                  ---------------------------------------
Section 2.3       Fractional Shares............................................6
                  -----------------
Section 2.4       Effectuating Conversion  ....................................6
                  -----------------------
Section 2.5       Laws of Escheat..............................................8
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                          ARTICLE 3


           REPRESENTATIONS AND WARRANTIES OF CENIT

Section 3.1       Corporate Organization.......................................8
                  ----------------------
Section 3.2       Capitalization...............................................9
                  --------------
Section 3.3       Financial Statements; Filings...............................10
                  -----------------------------
Section 3.4       Loan Portfolio; Reserves....................................11
                  ------------------------
Section 3.5       Certain Loans and Related Matters...........................12
                  ---------------------------------
Section 3.6       Authority; No Violation.....................................12
                  -----------------------
Section 3.7       Consents and Approvals......................................13
                  ----------------------
Section 3.8       Broker's Fees...............................................13
                  -------------
Section 3.9       Absence of Certain Changes or Events........................13
                  ------------------------------------
Section 3.10      Legal Proceedings; Etc......................................13
                  ----------------------
Section 3.11      Taxes and Tax Returns.......................................14
                  ---------------------
Section 3.12      Employee Benefit Plans......................................15
                  ----------------------
Section 3.13      Title and Related Matters...................................17
                  -------------------------
Section 3.14      Real Estate.................................................18
                  -----------
Section 3.15      Environmental Matters.......................................18
                  ---------------------
Section 3.16      Commitments and Contracts...................................19
                  -------------------------
Section 3.17      Regulatory, Accounting and Tax Matters......................20
                  --------------------------------------
Section 3.18      Registration Obligations....................................20
                  ------------------------
Section 3.19      Antitakeover Provisions.....................................20
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Section 3.20      Insurance...................................................20
                  ---------
Section 3.21      Labor.......................................................21
                  -----
Section 3.22      Compliance with Laws........................................21
                  --------------------
Section 3.23      Transactions with Management................................22
                  ----------------------------
Section 3.24      Derivative Contracts........................................22
                  --------------------
Section 3.25      Deposits....................................................22
                  --------
Section 3.26      Accounting Controls.........................................22
                  -------------------
Section 3.27      Proxy Materials.............................................23
                  ---------------
Section 3.28      Deposit Insurance...........................................23
                  -----------------
Section 3.29      Intellectual Property.......................................23
                  ---------------------
Section 3.30      SEC Filings.................................................23
                  -----------
Section 3.31      Untrue Statements and Omissions.............................23
                  -------------------------------

                          ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF
                    SOUTHTRUST AND ST-SUB

Section 4.1       Organization and Related Matters of SouthTrust..............24
                  ----------------------------------------------
Section 4.2       Organization and Related Matters of ST-Sub..................24
                  ------------------------------------------
Section 4.3       Capitalization..............................................24
                  --------------
Section 4.4       Authorization...............................................25
                  -------------
Section 4.5       Financial Statements........................................25
                  --------------------
Section 4.6       Absence of Certain Changes or Events........................26
                  ------------------------------------
Section 4.7       Legal Proceedings, Etc......................................26
                  -----------------------
Section 4.8       Insurance...................................................26
                  ---------
Section 4.9       Consents and Approvals......................................26
                  ----------------------
Section 4.10      Proxy Materials.............................................27
                  ---------------
Section 4.11      Accounting, Tax, Regulatory Matters.........................27
                  -----------------------------------
Section 4.12      No Broker's or Finder's Fees................................27
                  ----------------------------
Section 4.13      Compliance with Laws........................................27
                  --------------------
Section 4.14      SEC Filings.................................................27
                  -----------
Section 4.15      Untrue Statements and Omissions.............................28
                  -------------------------------

                          ARTICLE 5

                   COVENANTS AND AGREEMENTS

Section 5.1       Conduct of the Business of CENIT and CENIT Subsidiaries.....28
                  -------------------------------------------------------
Section 5.2       Current Information.........................................30
                  -------------------
Section 5.3       Access to Properties; Personnel and Records.................31
                  -------------------------------------------
Section 5.4       Approval of CENIT Shareholders..............................32
                  ------------------------------
Section 5.5       No Other Bids...............................................32
                  -------------
Section 5.6       Notice of Deadlines.........................................33
                  -------------------
Section 5.7       Affiliates..................................................33
                  ----------
Section 5.8       Maintenance of Properties...................................33
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Section 5.9       Environmental Audits........................................33
                  --------------------
Section 5.10      Title Insurance.............................................33
                  ---------------
Section 5.11      Surveys and Legal Descriptions..............................33
                  ------------------------------
Section 5.12      Consents to Assign and Use Leased Premises..................34
                  ------------------------------------------
Section 5.13      Compliance Matters..........................................34
                  ------------------
Section 5.14      Exemption Under Anti-Takeover Statutes......................34
                  --------------------------------------
Section 5.15      Conforming Accounting and Reserve Policies..................34
                  ------------------------------------------
Section 5.16      Subsidiary Merger Agreement.................................34
                  ---------------------------
Section 5.17      Signage.....................................................34
                  -------
Section 5.18      Remediation Activities......................................34
                  ----------------------
Section 5.19      Publicity...................................................35
                  ---------
Section 5.20      CENIT Stock Option Plans....................................35
                  ------------------------

                          ARTICLE 6

             ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1       Best Efforts; Cooperation...................................35
                  -------------------------
Section 6.2       Regulatory Matters..........................................35
                  ------------------
Section 6.3       Other Matters...............................................36
                  -------------
Section 6.4       Indemnification.............................................39
                  ---------------
Section 6.5       Current Information.........................................39
                  -------------------
Section 6.6       Registration Statement......................................40
                  ----------------------
Section 6.7       Reservation of Shares.......................................40
                  ---------------------
Section 6.8       Consideration...............................................40
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                          ARTICLE 7

                 MUTUAL CONDITIONS TO CLOSING

Section 7.1       Shareholder Approval........................................40
                  --------------------
Section 7.2       Regulatory Approvals........................................40
                  --------------------
Section 7.3       Litigation..................................................40
                  ----------
Section 7.4       Proxy Statement and Registration Statement..................41
                  ------------------------------------------
Section 7.5       Employment Agreements.......................................41
                  ---------------------

                          ARTICLE 8

    CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB

Section 8.1       Representations and Warranties..............................41
                  ------------------------------
Section 8.2       Performance of Obligations..................................41
                  --------------------------
Section 8.3       Certificate Representing Satisfaction of Conditions.........41
                  ---------------------------------------------------
Section 8.4       Absence of Adverse Facts....................................42
                  ------------------------
Section 8.5       Opinion of Counsel..........................................42
                  ------------------
Section 8.6       Consents Under Agreements...................................42
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Section 8.7       Consents Relating to Leased Real Property...................42
                  ------------------------------------------
Section 8.8       Material Condition..........................................42
                  ------------------
Section 8.9       Acknowledgment of Option Conversion.........................42
                  -----------------------------------
Section 8.10      Outstanding Shares of CENIT.................................42
                  ---------------------------
Section 8.11      Certification of Claims.....................................43
                  -----------------------
Section 8.12      Increase in Borrowing.......................................43
                  ---------------------

                          ARTICLE 9

              CONDITIONS TO OBLIGATIONS OF CENIT

Section 9.1       Representations and Warranties..............................43
                  ------------------------------
Section 9.2       Performance of Obligations..................................43
                  --------------------------
Section 9.3       Certificate Representing Satisfaction of Conditions.........43
                  ---------------------------------------------------
Section 9.4       Absence of Adverse Facts....................................43
                  ------------------------
Section 9.5       Consents Under Agreements...................................44
                  -------------------------
Section 9.6       Opinion of Counsel..........................................44
                  ------------------
Section 9.7       SouthTrust Shares...........................................44
                  -----------------
Section 9.8       Tax Opinion.................................................44
                  -----------
Section 9.9       Fairness Opinion............................................44
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                          ARTICLE 10

              TERMINATION, WAIVER AND AMENDMENT

Section 10.1      Termination.................................................44
                  -----------
Section 10.2      Effect of Termination.......................................45
                  ---------------------
Section 10.3      Amendments..................................................45
                  ----------
Section 10.4      Waivers.....................................................46
                  -------
Section 10.5      Non-Survival of Representations and Warranties..............46
                  ----------------------------------------------

                          ARTICLE 11

                        MISCELLANEOUS

Section 11.1      Alternative Structure.......................................46
                  ---------------------
Section 11.2      Definitions.................................................46
                  -----------
Section 11.3      Entire Agreement............................................47
                  ----------------
Section 11.4      Notices.....................................................48
                  -------
Section 11.5      Severability................................................48
                  ------------
Section 11.6      Costs and Expenses..........................................49
                  ------------------
Section 11.7      Captions....................................................49
                  --------
Section 11.8      Counterparts................................................49
                  ------------
Section 11.9      Persons Bound; No Assignment................................49
                  ----------------------------
Section 11.10     Governing Law; Arbitration..................................49
                  --------------------------
Section 11.11     Exhibits and Schedules......................................49
                  ----------------------

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Section 11.12     Waiver......................................................49
                  ------
Section 11.13     Construction of Terms.......................................50
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



                        AGREEMENT AND PLAN OF MERGER OF
                           SOUTHTRUST OF ALABAMA, INC.
                                      WITH
                               CENIT BANCORP, INC.

                                LIST OF SCHEDULES


Disclosure Schedule 3.1(e)     Subsidiaries of CENIT and CENIT Bank
Disclosure Schedule 3.2        Options and Stock Appreciation Rights
Disclosure Schedule 3.3(e)     Undisclosed Obligations
Disclosure Schedule 3.4        Problems with Loan Portfolio
Disclosure Schedule 3.5        Certain Loans and Related Matters
Disclosure Schedule 3.6        Conflicts, Breaches and Defaults of Agreements
Disclosure Schedule 3.7        Consents Required in Connection with the Merger
Disclosure Schedule 3.8        Trident Securities Engagement Letter
Disclosure Schedule 3.9        Certain Changes or Events
Disclosure Schedule 3.10       Legal Proceedings
Disclosure Schedule 3.11       Problems with Tax Returns, Etc.
Disclosure Schedule 3.12(a)    Employee Benefit Plans
Disclosure Schedule 3.12(b)    Defined Benefit Pension Plan
Disclosure Schedule 3.12(d)    Undisclosed Liabilities Under Employee Benefit
                                Plan
Disclosure Schedule 3.12(f)    Effect of Merger on Employee Benefit Plans
Disclosure Schedule 3.12(j)    Multiple Employer Welfare Arrangements
Disclosure Schedule 3.12(k)    Assets Held in "Rabbi Trust"/Similar Vehicles
Disclosure Schedule 3.12(l)    Continuing Obligations Under Employee Benefit
                                Plans
Disclosure Schedule 3.13(a)    Claims and Encumbrances on Owned Property
Disclosure Schedule 3.13(b)    Claims and Encumbrances on Leased Property
Disclosure Schedule 3.14(a)    List of Real Property
Disclosure Schedule 3.14(b)    Description of Real Property Leases; Landlord
                                 Information
Disclosure Schedule 3.16(a)    Certain Commitments and Contracts
Disclosure Schedule 3.16(b)    Defaults Under Material Agreements
Disclosure Schedule 3.20       Insurance Policies
Disclosure Schedule 3.21(d)    Legal Proceedings Related to Labor Matters
Disclosure Schedule 3.22       Noncompliance
Disclosure Schedule 3.23       Transactions with Management
Disclosure Schedule 3.24       Derivative Contracts
Disclosure Schedule 3.25       Deposits of CENIT Bank Affiliates
Disclosure Schedule 3.29       Licensed Intellectual Property
Disclosure Schedule 4.4        Conflicts, Breaches and Defaults of Agreements
Disclosure Schedule 4.7        Legal Proceedings
Disclosure Schedule 4.9        Consents and Approvals
Disclosure Schedule 4.13       Compliance with Laws
Disclosure Schedule 5.1(b)(iv) Certain Capital Expenditures
Disclosure Schedule 5.1(b)(v)  Certain Sales of Real Property
Disclosure Schedule 5.1(b)(vi) Certain Bonuses to Executive Officers

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                                      viii

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                         AGREEMENT AND PLAN OF MERGER OF
                           SOUTHTRUST OF ALABAMA, INC.
                                      WITH
                               CENIT BANCORP, INC.

                                LIST OF EXHIBITS


Exhibit 1.5:  Stock Option Agreement
Exhibit 5.7:  Form of Affiliate Letter
Exhibit 5.16: Subsidiary Merger Agreement
Exhibit 8.5: Matters as to which Willcox & Savage, P.C., Counsel to CENIT, will opine
Exhibit 9.6: Matters as to which Bradley Arant Rose & White LLP, Counsel to SouthTrust and ST-Sub, will opine

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






                          AGREEMENT AND PLAN OF MERGER
                                       OF
                           SOUTHTRUST OF ALABAMA, INC.
                                       AND
                               CENIT BANCORP, INC.
                                  JOINED IN BY
                             SOUTHTRUST CORPORATION



                  This AGREEMENT AND PLAN OF MERGER, dated as of the 4th day of May, 2001 (this "Agreement"), by and between SouthTrust of Alabama, Inc., an Alabama corporation ("ST-Sub"), and CENIT Bancorp, Inc., a Delaware corporation and a unitary savings and loan holding company ("CENIT"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust").


                                WITNESSETH THAT:


                  WHEREAS, the respective Boards of Directors of ST-Sub and CENIT deem it in the best interests of ST-Sub and of CENIT, respectively, and of their respective shareholders, that ST- Sub and CENIT merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to
Section 368(a) of the Internal Revenue Code of 1986 (as amended, the "Code") (the "Merger");

                  WHEREAS, the Boards of Directors of ST-Sub and CENIT have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with the laws of the State of Alabama, the State of Delaware and the United States;

                  WHEREAS, SouthTrust, the sole shareholder of ST-Sub, will deliver, or cause to be delivered, to the shareholders of CENIT the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement; and

                  WHEREAS, CENIT owns all the issued and outstanding capital stock of CENIT Bank, a federally chartered savings bank ("CENIT Bank"), and ST-Sub owns all of the issued and outstanding capital stock of SouthTrust Bank, an Alabama state banking corporation ("ST-Bank"), and it is contemplated that, in connection with the consummation of this Agreement and pursuant to the terms of a certain Subsidiary Merger Agreement (the "Subsidiary Merger Agreement"), CENIT Bank will be merged with and into ST-Bank (the "Subsidiary Merger");

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that CENIT will be merged with and into ST-Sub and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of CENIT,

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par value $0.01 per share, into shares of common stock of SouthTrust, par value of $2.50 per share, shall be as hereinafter set forth.



                                    ARTICLE 1

                                   THE MERGER


         Section 1.1 Consummation of Merger; Closing Date. (a) Subject to the provisions hereof, CENIT shall be merged with and into ST-Sub (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to the laws of the States of Alabama and Delaware, and ST-Sub shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which a Certificate or Articles of Merger have been duly filed with the Secretaries of State of Alabama and Delaware, unless a later date is specified in such Certificate or Articles of Merger (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and CENIT, the Effective Time of the Merger shall occur on the tenth (10th) business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined herein) of any Regulatory Authority (as defined herein) having authority over the transactions contemplated under the Merger Agreement or the Subsidiary Merger Agreement and
(ii) the date on which the shareholders of CENIT, to the extent that their approval is required by applicable law, approve the transactions contemplated by this Agreement.

                  (b) The closing of the Merger (the "Closing") shall take place at the principal offices of CENIT at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date, time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

         Section 1.2 Effect of Merger. At the Effective Time of the Merger, CENIT shall be merged with and into ST-Sub and the separate existence of CENIT shall cease. The Articles of Incorporation and Bylaws of ST-Sub, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Alabama and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities

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



and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of CENIT last in office shall execute and deliver or cause to be executed and delivered in the name of CENIT such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CENIT.

         Section 1.4       Directors and Officers.

                  (a) From and after the Effective Time of the Merger, the directors of the Surviving Corporation and officers of the Surviving Corporation shall be those persons serving as directors and officers of ST-Sub immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as SouthTrust, at or prior to the Effective Time of the Merger, shall designate in writing.

                  (b) From and after the Effective Time of the Merger and ending no sooner than the second anniversary of the Effective Time of the Merger, the directors of CENIT Bank, as of the date of this Agreement, shall serve as directors of an advisory board of ST-Bank to be established by ST-Bank and shall continue to receive compensation for service on that advisory board equivalent to that which they would have received had they continued as members of the Boards of Directors of CENIT Bank (including the additional compensation paid to the Chairman of the Board of CENIT Bank).

                  (c) From and after the Effective Time of the Merger and ending no sooner than December 31, 2002, ST-Bank shall continue in existence the advisory boards of CENIT Bank in existence as of the date of this Agreement, subject to such changes to the membership of those advisory boards as shall be appropriate in the ordinary course of business. The members of these advisory boards shall continue to be compensated for their service on the same basis as they were compensated immediately prior to the Effective Time of the Merger, and ST-Bank shall continue to make available to the members of these advisory boards, and to the members of the advisory board established pursuant to Section 1.4(b) above, incentive contests and programs on a substantially similar basis to those made available by CENIT Bank prior to the Effective Time of the Merger.

         Section 1.5 Stock Option Agreement. As a condition to the execution of this Agreement, CENIT is executing and delivering to SouthTrust the Stock Option Agreement in the form as annexed hereto as EXHIBIT 1.5.




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                                    ARTICLE 2

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES


         Section 2.1 Manner of Conversion of CENIT Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of SouthTrust, ST-Sub, CENIT or the holder of any shares thereof, the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of capital stock of ST-Sub outstanding immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, remain outstanding and unchanged and thereafter shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

                  (b) Each share of common stock of CENIT (the "CENIT Shares") held by CENIT or by SouthTrust (or any of their subsidiaries), other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

                  (c) Except with regard to CENIT Shares excluded in (b) above, each CENIT Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 1.14 shares of common stock of SouthTrust (and the rights associated therewith pursuant to that certain Amended and Restated Rights Agreement dated as of August 1, 2000 between SouthTrust and American Stock Transfer & Trust Company (together, the "SouthTrust Shares")), and, subject to Section 2.2, all outstanding certificates representing CENIT Shares shall thereafter represent solely the right to receive SouthTrust Shares (such number of SouthTrust Shares, as may be adjusted as provided herein, being hereinafter referred to as the "Conversion Ratio"). The Conversion Ratio, including the aggregate number of SouthTrust Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of the Agreement and prior to the Effective Time of the Merger, such that the aggregate value of the consideration to be delivered by SouthTrust pursuant to this Agreement remains unchanged. The Conversion Ratio set forth in this Section 2.1 gives effect to the 2-for-1 stock split on SouthTrust Shares declared by the SouthTrust Board of Directors on April 18, 2001, payable on May 11, 2001 to shareholders of record on April 30, 2001.

         Section 2.2 CENIT Stock Options and Related Matters. (a) As of the Effective Time of the Merger, all rights with respect to CENIT Shares issuable pursuant to the exercise of stock options ("CENIT Options") and the related Stock appreciation rights, if any (the "CENIT SARs) granted by CENIT under CENIT Stock Option Plan and the CENIT Long-Term Incentive Plan (the "CENIT Stock Option Plans"), which are outstanding at the Effective Time of the Merger, whether or not such CENIT Options and CENIT SARs are then exercisable, shall, subject to this section, be assumed by SouthTrust in accordance with the terms of the particular CENIT Stock Option Plan under which such CENIT Options and CENIT SARs were issued and the agreements by which such CENIT Options and CENIT SARs are evidenced, except that from and after the Effective Time of the Merger,
(i) SouthTrust and its Compensation Committee shall be substituted for CENIT and the

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Committee of CENIT's Board of Directors administering the particular CENIT Stock
Option Plan, (ii) subject to Section 6.3(e), each CENIT Option and CENIT SAR assumed by SouthTrust hereunder may be exercised solely for SouthTrust Shares,
(iii) the number of SouthTrust Shares subject to such CENIT Option and CENIT SAR shall be equal to the number of CENIT Shares subject to such CENIT Option and CENIT SARs immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio, and (iv) the per share exercise price under each such CENIT Option and the related CENIT SAR shall be adjusted by dividing the per share exercise price under each such CENIT Option by the Conversion Ratio and rounding up to the nearest cent.

                  (b) At all times after the Effective Time of the Merger, SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to permit the exercise of any converted or substitute CENIT Options. As soon as practicable after the Effective Time of the Merger, if it has not already done so, and to the extent CENIT shall have a registration statement in effect or an obligation to file a registration statement, SouthTrust shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the SouthTrust Shares subject to converted or substitute CENIT Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted or substitute CENIT Options remain outstanding.

                  (c) The number of SouthTrust Shares subject to the converted or substituted CENIT Options the exercise price thereof shall, from and after the date of this Agreement and the Effective Time of the Merger, be subject to appropriate adjustment in the event of the occurrence of any transaction described in Section 2.1(c) hereof if the record date with respect to such transaction is on or after the date of this Agreement or Effective Time of the Merger, respectively.

                  (d) Each CENIT Option which is an incentive stock option as defined in Section 422 of the Code shall be adjusted as required by Section 424 of the Code, and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. SouthTrust and CENIT agree to take all necessary steps to effectuate the foregoing provisions of this Section 2.2(d). Except as otherwise provided herein, (i) the provisions of any CENIT Stock Option Plan that provide for the issuance or grant of any other interest in respect of the capital stock of CENIT shall be deleted as of the Effective Time of the Merger and (ii) CENIT shall take all reasonable steps to ensure that following the Effective Time of the Merger no holder of CENIT Options shall have any right thereunder to acquire any equity securities of CENIT.

                  (e) CENIT acknowledges that the holders of CENIT Options who may become or be deemed under Rule 16b-3 to be executive officers or directors of SouthTrust after the Effective Time of the Merger may be subject to the short-swing sale restrictions of the Securities Exchange Act of 1934 and regulations promulgated thereunder. With respect to those individuals, if any, who subsequent to the Merger may be subject to the reporting requirements under
Section 16(a) of the Exchange Act, SouthTrust shall administer any CENIT Option Plan assumed pursuant to this Section 2.2 (or the SouthTrust Option Plan, if applicable) in a manner that complies with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time of the Merger.

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                  (f) At the election of SouthTrust, CENIT shall procure from each holder of CENIT Options who is an employee or director of CENIT or CENIT Bank, and shall deliver to SouthTrust at the Closing, an executed acknowledgment of the treatment and disposition of such holder's CENIT Options, pursuant to this Section 2.2.

         Section 2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of CENIT Shares converted pursuant to the Merger, and each holder of CENIT Options assumed by SouthTrust pursuant to this Agreement, who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger, in the case of shares exchanged pursuant to the Merger, or at the date of exercise, in the case of CENIT Options to be exercised for SouthTrust Shares. The market value of a SouthTrust Share at the Effective Time of the Merger or the date of exercise, as the case may be, shall be the last sale price of such SouthTrust Shares, as reported by The Nasdaq Stock Market ("NASDAQ") on the last business day preceding the Effective Time of the Merger or the date of exercise, as the case may be, or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Exchange Act, the last sale price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.4 Effectuating Conversion (a) American Stock Transfer & Trust Company, or such other institution as SouthTrust and ST-Bank may designate, shall serve as the exchange agent (the "Exchange Agent"). The Exchange Agent may employ sub-agents in connection with performing its duties. As of the Effective Time of the Merger, SouthTrust will deliver or cause to be delivered to the Exchange Agent the consideration to be paid by SouthTrust for CENIT Shares, along with the appropriate cash payment in lieu of fractional interests in SouthTrust Shares. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of CENIT Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing CENIT Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing CENIT Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of CENIT Shares to transfer good and valid title to such CENIT Shares to SouthTrust, free and clear of all liens, claims and encumbrances.

                  (b) At the Effective Time of the Merger, the stock transfer books of CENIT shall be closed as to holders of CENIT Shares immediately prior to the Effective Time of the Merger and no transfer of CENIT Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing CENIT Shares shall, without any action on the part of any holder thereof, no longer represent CENIT Shares. If, after the Effective Time of the Merger, certificates are properly presented to the Exchange Agent, such certificates shall be exchanged for the consideration contemplated by this Agreement into which CENIT Shares represented thereby were converted in the Merger.

                  (c) In the event that any holder of record as of the Effective Time of the Merger of CENIT Shares is unable to deliver the certificate which represents such holder's CENIT Shares,

SouthTrust, in the absence of actual notice that any CENIT Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                  (i) An affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed;

                  (ii) Such security or indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless in respect of such stock certificate(s); and

                  (iii) Evidence to the satisfaction of SouthTrust that such holder is the owner of CENIT Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                  (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares are to be made to a person other than the person in whose name any certificate representing CENIT Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

                  (e) No holder of CENIT Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing CENIT Shares, and SouthTrust shall not be obligated to deliver any of the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares or any such dividend or other distribution with respect to SouthTrust Shares until such holder shall surrender the certificate or certificates representing CENIT Shares as provided for by the Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional SouthTrust Shares and the amount of any dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares.

         Section 2.5 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of CENIT Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of CENIT, SouthTrust, ST-Sub, the Exchange Agent, nor any other Person acting on their behalf shall be liable to a holder of CENIT Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.



                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF CENIT


         CENIT and CENIT Bank hereby jointly and severally represent and warrant to ST-Sub and SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization. (a) CENIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CENIT has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and is duly licensed or qualified to do business in all such places where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect (as defined herein) on the business, assets, operations, financial condition or results of operations (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition") of CENIT on a consolidated basis. CENIT is duly registered as a unitary savings and loan holding company pursuant to the Home Owners' Loan Act of 1933, as amended. True and correct copies of the Certificate of Incorporation of CENIT and the Bylaws of CENIT each as amended to the date hereof, have been delivered to SouthTrust.

                  (b) CENIT Bank is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States. CENIT Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted. CENIT Bank is not required to be licensed or qualified to do business in Virginia or any other jurisdiction. True and correct copies of the federal charter of CENIT Bank and the Bylaws of CENIT Bank, each as amended to the date hereof, have been delivered to SouthTrust. CENIT Bank is a member of the Federal Home Loan Bank of Atlanta and owns the requisite amount of stock therein.

                  (c) Each subsidiary of CENIT Bank is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each subsidiary has the corporate or requisite power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and is duly licensed or qualified to do business in all such places where the nature of the business being conducted by each subsidiary or the character or location of the properties and assets owned or leased by each subsidiary make such qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (d) Each of CENIT and CENIT Bank and each of the subsidiaries of CENIT Bank has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for each of them to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (e) Disclosure Schedule 3.1(e) lists all subsidiaries and all entities (whether corporations, partnerships or similar organizations) of CENIT (other than CENIT Bank) and CENIT Bank, including the corresponding percentage ownership, in which CENIT or CENIT Bank, as appropriate, owns, directly or indirectly, five percent (5%) or more of the ownership interests as of the date of this Agreement and indicates for each of CENIT's or CENIT Bank's subsidiaries as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All of such subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investment in equity ownership interests. CENIT or CENIT Bank, as appropriate, owns either directly or indirectly, all of the outstanding capital stock of each of its subsidiaries. No subsidiary of CENIT (other than CENIT Bank) or CENIT Bank is an "insured depositary institution" as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. All of the shares of capital stock of each of the subsidiaries of CENIT and CENIT Bank are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights and are owned by CENIT or CENIT Bank, as appropriate, free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares.

                  (f) The minute books of CENIT, CENIT Bank and each subsidiary of CENIT Bank contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof), since January 1, 1998.

         Section 3.2 Capitalization. (a) The authorized capital stock of CENIT consists of 7,000,000 CENIT Shares, of which 4,430,171 CENIT Shares are issued and outstanding as of the date hereof (none of which is held in the treasury of CENIT), and 3,000,000 preferred shares, par value $0.01 per share ("CENIT Preferred Shares"), of which no CENIT Preferred Shares as of the date hereof are issued and outstanding. All of the issued and outstanding CENIT Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of CENIT, or any securities or rights convertible into or exchangeable for shares of capital stock of CENIT, or any securities or rights convertible into or exchangeable for cash based on the value of Shares of capital stock of CENIT, except for options and stock appreciation rights to purchase 337,294 CENIT Shares (which are described in more detail in Disclosure Schedule 3.2).

                  (b) The authorized capital stock of CENIT Bank consists of 7,000,000 shares of common stock, par value of $0.01 per share, 100 shares of which are issued and outstanding as of the date hereof (none of which is held in the treasury of CENIT Bank) (the "CENIT Bank Shares") and 3,000,000 preferred shares, par value $0.01 per share ("CENIT Bank Preferred Shares"), of which no CENIT Bank Preferred Shares as of the date hereof are issued and outstanding. All of the issued and outstanding CENIT Bank Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of CENIT Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of CENIT Bank.

                  (c) Except as may be limited or required by applicable laws relating to federal savings banks, all of the issued and outstanding shares of capital stock of CENIT Bank:

                           (i)      are owned by CENIT; and

                           (ii) are so owned free and clear of all liens and encumbrances and adverse claims thereto.

         Section 3.3 Financial Statements; Filings. (a) CENIT has previously delivered to SouthTrust copies of the financial statements of CENIT, CENIT Bank and their respective subsidiaries (prepared on a consolidated basis) as of and for the years ended December 31, 1998, December 31, 1999, and December 31, 2000. CENIT shall deliver to SouthTrust additional consolidated financial statements for the period ended March 31, 2001, and as of and for each subsequent calendar quarter or year of CENIT contemporaneously with the filing of such additional financial statements with the applicable Regulatory Authorities. The previously delivered financial statements and the additional consolidated financial statements of CENIT as of and for such subsequent calendar quarter or year are hereinafter referred to collectively as the "Financial Statements of CENIT").

                  (b) CENIT Bank has previously delivered to SouthTrust copies of the Thrift Financial Reports of CENIT Bank as of and for the fiscal year ended immediately prior to this Agreement and the Thrift Financial Reports of CENIT Bank as of and for the periods after the end of the most recent fiscal year and prior to the date of this Agreement, and CENIT Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional Thrift Financial Reports for each subsequent fiscal quarter or year of CENIT Bank, the Thrift Financial Reports of CENIT Bank as of and for each subsequent fiscal quarter (or other reporting period) or year (such Thrift Financial Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Thrift Financial Reports of CENIT Bank").

                  (c) Each of the Financial Statements of CENIT and each of the Thrift Financial Reports of CENIT Bank (including the related notes, where applicable) have been prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been consistently applied during the periods involved, except as otherwise noted therein, and the books and records of CENIT and CENIT Bank have been and are being maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of CENIT, and each of the Thrift Financial Reports of CENIT Bank (including the related notes, where applicable) fairly present the financial position of CENIT on a consolidated basis, as applicable, and the financial position of CENIT Bank (as the case may be) as of the respective dates thereof and fairly present the results of operations of CENIT on a consolidated basis, as applicable, and the results of operations of CENIT Bank (as the case may be) for the respective periods therein set forth, subject to normal year-end audit adjustments in amounts consistent with past experience in the case of unaudited statements.

                  (d) To the extent not prohibited by law, CENIT has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by CENIT, CENIT Bank or any of their respective subsidiaries with the Regulatory Authorities, and will from time to time hereafter furnish, or cause CENIT Bank to furnish to SouthTrust, promptly after filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) Except as set forth in Disclosure Schedule 3.3(e), since December 31, 2000, none of CENIT, CENIT Bank or any of their respective subsidiaries has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of CENIT on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of CENIT or the Thrift Financial Reports of CENIT Bank, or reflected in the notes thereto, or (ii) which were incurred after March 31, 2001, in the ordinary course of business consistent with past practices. Since March 31, 2001, except as set forth in Disclosure Schedule 3.3(e), neither CENIT nor CENIT Bank have incurred or paid any obligation or liability which would be material to the Condition of CENIT on a consolidated basis, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 3.4       Loan Portfolio; Reserves.

                  (a) Except as set forth in Disclosure Schedule 3.4, (i) all evidences of indebtedness in original principal amount in excess of $50,000 reflected as assets in the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of and for the year ended December 31, 2000 were as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity.


                  (b) (i) The allowances for possible loan losses shown on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of and for the year ended December 31, 2000 were, and the allowance for possible loan losses to be shown on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of CENIT and CENIT Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit); (ii) the reserve for losses with respect to other real estate owned ("OREO Reserve") shown on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of and for the year ended December 31, 2000 were, and the OREO Reserve to be shown on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the other real estate owned portfolio of CENIT and CENIT Bank as of the dates thereof; (iii) the reserve for losses in respect of litigation ("Litigation Reserve") shown on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of and for the year ended December 31, 2000 were, and the Litigation Reserve to be shown on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to or arising out of all pending or threatened litigation applicable to CENIT, CENIT Bank and their subsidiaries as of the dates thereof, and (iv) each such allowance or reserve described above has been established in accordance with the accounting principles described in Section 3.3(c) and applicable regulatory requirements and guidelines.

         Section 3.5 Certain Loans and Related Matters. Except as set forth in Disclosure Schedule 3.5, none of CENIT, CENIT Bank or their respective subsidiaries is a party to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $50,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or, to the knowledge of CENIT, CENIT Bank or their respective subsidiaries, in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by CENIT, CENIT Bank or any Regulatory Authority, should have been classified by any bank examiner (whether regulatory or internal) as "substandard," "doubtful," "loss," "other loans especially mentioned", "other assets especially mentioned", "special mention", "credit risk assets", "classified", "criticized", "watch list", "concerned loans" or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of CENIT, CENIT Bank or any CENIT subsidiary or any five percent (5%) shareholder of CENIT, CENIT Bank or any CENIT subsidiary, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to CENIT, CENIT Bank or any CENIT subsidiary including, but not limited to, those promulgated, interpreted or enforced by any Regulatory Authority and which violation could have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

         Section 3.6 Authority; No Violation. (a) CENIT has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of CENIT and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of CENIT has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to CENIT's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceeding on the part of CENIT is necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by CENIT and delivered by CENIT (and assuming due authorization, execution and delivery by SouthTrust and ST-Sub), will constitute a valid and binding obligation of CENIT, and will be enforceable against CENIT in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  (b) Neither the execution and delivery of this Agreement by CENIT nor the consummation by CENIT of the transactions contemplated hereby, nor compliance by CENIT with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of CENIT or the Articles or Certificate of Incorporation or Bylaws of any CENIT subsidiary, or
(ii) to the knowledge of CENIT, CENIT Bank or any CENIT subsidiary, assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of CENIT or CENIT Bank under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which CENIT or CENIT Bank is a party, or by which any of them or any of their respective properties or assets may be bound or affected, or (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CENIT, CENIT Bank or any of their respective material properties or assets except for (X) such conflicts, breaches or defaults as are set forth in Disclosure Schedule 3.6; and (Y) with respect to (B) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

         Section 3.7 Consents and Approvals. Except for (i) the approval of the Merger by the shareholders of CENIT pursuant to the proxy statement of CENIT relating to the meeting of the shareholders of CENIT at which the Merger is to be considered (the "Proxy Statement"); (ii) the Consents of the Regulatory Authorities; (iii) the approval of this Agreement by the shareholders of ST-Sub and CENIT; (iv) the filing of a Certificate or Articles of Merger with the States of Alabama and Delaware; and (v) as set forth in Disclosure Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by CENIT of this Agreement, and the consummation by CENIT of the Merger and the other transactions contemplated hereby.

         Section 3.8 Broker's Fees. Except for Trident Securities, whose engagement letter is set forth in Disclosure Schedule 3.8, neither of CENIT or CENIT Bank, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Absence of Certain Changes or Events. Except as set forth in Disclosure Schedule 3.9, (a) since December 31, 2000, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of CENIT Shares other than dividends declared, paid and/or set aside in the ordinary course of business consistent with past practice, or (ii) any change or any event involving a prospective change in the Condition of CENIT on a consolidated basis, or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of CENIT on a consolidated basis or on CENIT or CENIT Bank generally, including, without limitation any change in the administration or supervisory standing or rating of CENIT or CENIT Bank with any Regulatory Authority, and, to the knowledge of CENIT, CENIT Bank or their respective subsidiaries, no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

         Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure
Schedule 3.10, neither of CENIT or CENIT Bank is a party to any, and there are no pending or, to the knowledge of CENIT and each CENIT subsidiary, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against CENIT or CENIT Bank challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of CENIT and each CENIT subsidiary as of the date hereof, there is no proceeding, claim, action or governmental investigation against CENIT or CENIT Bank; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against CENIT or CENIT Bank which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of CENIT on a consolidated basis; there is no default by CENIT or CENIT Bank under any material contract or agreement to which CENIT or CENIT Bank is a party which, individually or in the aggregate would have a Material Adverse Effect on the Condition of CENIT on a consolidated basis; and none of CENIT or CENIT Bank is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of CENIT or CENIT Bank and none of CENIT or CENIT Bank has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section 3.11 Taxes and Tax Returns. (a) CENIT has previously delivered or made available to SouthTrust copies of the federal, state and local income tax returns of CENIT and, if consolidated returns do not exist for all periods, of CENIT Bank and each of its respective subsidiaries, for the years 1998 and 1999 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service or any other taxing authority. Except as reflected in Disclosure Schedule 3.11, CENIT, CENIT Bank and their respective subsidiaries have duly filed (or obtained extensions to file) in correct form in all material respects all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and CENIT, CENIT Bank and any of their respective subsidiaries have duly paid or made adequate provisions for the payment of all taxes and other governmental charges which are owed by CENIT, CENIT Bank or any of their respective subsidiaries to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of CENIT, CENIT Bank and any of their respective subsidiaries), other than taxes and other charges which (i) are not yet delinquent or are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles. None of CENIT, CENIT Bank nor any of their respective subsidiaries is responsible for the taxes of any other person other than CENIT, CENIT

Bank and any of their respective subsidiaries, under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

                  (b) Except as disclosed in Disclosure Schedule 3.11, neither of CENIT, CENIT Bank nor any of their respective subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of CENIT, CENIT Bank or any of their respective subsidiaries, have been adequately provided for in the Financial Statements of CENIT.

                  (c) Except as disclosed in Disclosure Schedule 3.11, neither of CENIT, CENIT Bank nor any of their respective subsidiaries has made any payment, is obligated to make any payment or is a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

                  (d) There has not been an ownership change, as defined in
Section 382(g) of the Code, of CENIT, CENIT Bank or any of their respective subsidiaries that occurred during or after any taxable period in which CENIT, CENIT Bank or any of their respective subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of CENIT immediately preceding the date of this Agreement.

                  (e) (i) Proper and accurate amounts have been withheld by CENIT, CENIT Bank and their respective subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by CENIT, CENIT Bank and their respective subsidiaries for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor have been included by either CENIT or CENIT Bank in the Financial Statements of CENIT.

         Section 3.12 Employee Benefit Plans. (a) None of CENIT, CENIT Bank or any of their respective subsidiaries has or maintains any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Disclosure Schedule 3.12(a) (the "Employee Benefit Plans"). CENIT, CENIT Bank and their respective subsidiaries have, with respect to each such plan, delivered to SouthTrust true and complete copies of: (i) all current plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all current summary plan descriptions and material employee communications; (iii) Forms 5500 filed for each of the most recent three plan years with respect to which Forms 5500 have been required to be filed (including all schedules thereto and the opinions of independent accountants); (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets (if any); (vi) if the plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vii) all material communications with any governmental entity or agency (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation ("PBGC")) during the current and next preceding three (3) plan years.

                  (b) No Employee Benefit Plan is a defined benefit pension plan and, except as described in Disclosure Schedule 3.12(b), neither CENIT, CENIT Bank nor any CENIT subsidiary has ever maintained a defined benefit plan. None of Cenit, Cenit Bank or any of their respective subsidiaries (or any pension plan maintained by any of them) has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

                  (c) None of CENIT, CENIT Bank or any of their respective subsidiaries has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

                  (d) All Employee Benefit Plans comply, in all material respects, with the provisions of ERISA and the Code that are applicable to them, including, but not limited to, COBRA, HIPAA and any applicable, similar state law. Except as described in Disclosure Schedule 3.12(d), none of CENIT, CENIT Bank or any of their respective subsidiaries has any material liability under any such plan that is not reflected in the Financial Statements of CENIT or the Thrift Financial Reports of CENIT Bank.

                           For purposes of this Agreement, "COBRA" means the
provision of Section 4980B of the Code and the regulations thereunder, and
Part 6 of the Subtitle B of title I of ERISA and any regulations thereunder, and "HIPAA" means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

                  (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any Employee Benefit Plan (i) which would result in the imposition, directly or indirectly, of a material excise tax under
Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a Material Adverse Effect on the Condition of CENIT on a consolidated basis; and no actions have occurred which could result in the imposition of a penalty under any other section or provision of ERISA.

                  (f) Except as described in Disclosure Schedule 3.12(f), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of CENIT, CENIT Bank or any of their respective subsidiaries under any Employee Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

                  (g) No Employee Benefit Plan is a multiemployer plan as defined in Section 414(f) of the Code or Section 3(37) or 4001(a)(31) of ERISA. CENIT, CENIT Bank and their respective subsidiaries have never been a party to or participant in a multiemployer plan.

                  (h) There are no actions, liens, suits or claims pending or, to the knowledge of CENIT, CENIT Bank or any CENIT subsidiary, threatened (other than routine claims for benefits) with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan. No assets of CENIT, CENIT Bank or their respective subsidiaries are subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code.

                  (i) Each Employee Benefit Plan which is intended to qualify under Section 401(a) or 403(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it so qualifies and that its related trust is exempt from taxation under Section 501(a) of the Code and each such Employee Benefit Plan has been operated in accordance with its terms. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

                  (j) No Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA. Except as set forth in Disclosure Schedule 3.12(j), no Employee Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

                  (k) Any Employee Benefit Plan that is an employee pension benefit plan, as defined in Section 3(2) of ERISA , that is not qualified under
Section 401(a) or 403(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Except as described in Disclosure Schedule 3.12(k), no assets of CENIT, CENIT Bank or their respective subsidiaries are allocated to or held in a "rabbi trust" or similar funding vehicle.

                  (l) Except as set forth on Disclosure Schedule 3.12(l), no Employee Benefit Plan provides benefits to any current or former employee of CENIT, CENIT Bank or their respective subsidiaries beyond retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Except as set forth on Disclosure Schedule 3.12(l), any such plan may be amended or terminated at any time by unilateral action of CENIT, CENIT Bank or their respective subsidiaries.

         Section 3.13 Title and Related Matters. (a) Except as set forth in Disclosure Schedule 3.13(a), each of CENIT, CENIT Bank and their respective subsidiaries has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under the name of any of them on the Financial Statements of CENIT or the Thrift Financial Reports of CENIT Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2000), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank or incurred in the ordinary course of business after December 31, 2000, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of CENIT on a consolidated basis.

                  (b) All agreements pursuant to which CENIT, CENIT Bank or any of their respective subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and to the knowledge of CENIT, CENIT Bank or any CENIT subsidiary there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Condition of CENIT on a consolidated basis. Except as set forth in Disclosure Schedule 3.13(b), CENIT, CENIT Bank and their respective subsidiaries have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time of the Merger, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

                  (c) Other than real estate that was acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by CENIT, CENIT Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or defects which do not interfere in any material respect with the continued use thereof in the conduct of normal operations, and
(ii) all of the material personal properties owned, leased or subleased by CENIT, CENIT Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or defects which do not interfere in any material respect with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate. (a) Disclosure Schedule 3.14(a) identifies each parcel of real estate or interest therein owned, leased or subleased by CENIT, CENIT Bank or their respective subsidiaries or in which CENIT, CENIT Bank or their respective subsidiaries has any ownership or leasehold interest.

                  (b) Disclosure Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sublandlord and the landlord's property manager (if any), under which CENIT or CENIT Bank is the lessee of any real property and which relates in any manner to the operation of the businesses of CENIT or CENIT Bank.

                  (c) To the knowledge of CENIT or any CENIT subsidiary, none of CENIT, CENIT Bank or their respective subsidiaries has violated, or is currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Disclosure Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (d) As to each parcel of real property owned or used by CENIT, CENIT Bank or any of their respective subsidiaries, none of CENIT or CENIT Bank has received notice of any pending or, to the knowledge of CENIT and each CENIT subsidiary, threatened condemnation proceedings, litigation proceedings or mechanic's or materialmen's liens.

         Section 3.15      Environmental Matters.

                  (a) Each of CENIT, CENIT Bank, the Participation Facilities (as defined below), and the Loan Properties (as defined below, and, with respect to the Participation Facilities and the Loan Properties, only to the knowledge of CENIT or any CENIT subsidiary) are, and have been, in compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials (as defined below) in the environment or workplace, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (b) There is no litigation pending or, to the knowledge of CENIT, CENIT Bank or any of their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which CENIT, CENIT Bank or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with respect to any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on or involving a site owned, leased or operated by CENIT, CENIT Bank or any Participation Facility, except for such litigation pending or threatened that will not, individually or in the aggregate, have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (c) To the knowledge of CENIT, CENIT Bank or any of their respective subsidiaries, there is no litigation pending or threatened before any court, governmental agency or board or other forum in which any Loan Property (or CENIT or CENIT Bank in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Loan Property, except for such litigation pending or threatened that will not individually or in the aggregate, have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (d) To the knowledge of CENIT, CENIT Bank or any of their respective subsidiaries, there is no reasonable basis for any litigation of a type described in Sections 3.15(b) or 3.15(c) of this Agreement, except as will not have, individually or in the aggregate, a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (e) During the period of (i) ownership or operation by CENIT or CENIT Bank of any of their respective current properties, (ii) participation by CENIT or CENIT Bank in the management of any Participation Facility, or (iii) holding by CENIT or CENIT Bank of a security interest in any Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (f) Prior to the period of (i) ownership or operation by CENIT or CENIT Bank of any of their respective current properties, (ii) participation by CENIT or CENIT Bank in the management of any Participation Facility, or (iii) holding by CENIT or CENIT Bank of a security interest in any Loan Property, to the knowledge of CENIT, CENIT Bank or any of their respective subsidiaries, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

         Section 3.16 Commitments and Contracts. (a) Except as set forth in Disclosure Schedule 3.16(a), none of CENIT, CENIT Bank or their respective subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

                  (i) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by CENIT or CENIT Bank);

                  (ii)     Any labor contract or agreement with any labor union;

                  (iii) Any contract covenants which limit the ability of CENIT or CENIT Bank to compete in any line of business or which involve any restriction of the geographical area in which CENIT or CENIT Bank may carry on its businesses (other than as may be required by law or applicable regulatory authorities);

                  (iv) Any lease (other than real estate leases described on Disclosure Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $40,000 or more; or

                  (v) Any other contract or agreement which would be required to be disclosed in reports filed by CENIT with the SEC, the OTS or the FDIC and which has not been so disclosed.

                  (b) Except as set forth in Disclosure Schedules 3.5 or 3.16(b), to the knowledge of CENIT, CENIT Bank or any CENIT subsidiary, there is not, under any material agreement, lease or contract (including but not limited to the Environmental Remediation and Indemnity Agreement between CENIT Bank and D&C, LLC, dated December 21, 1998 ) to which CENIT, CENIT Bank or any of their respective subsidiaries is a party, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

         Section 3.17 Regulatory, Accounting and Tax Matters. None of CENIT, CENIT Bank or any of their respective subsidiaries has taken or agreed to take any action or has any knowledge of any fact or has agreed to any circumstance that would (i) materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder, or (ii) prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Section 3.18 Registration Obligations. Neither of CENIT or CENIT Bank is under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act of 1933 or any state securities laws.

         Section 3.19 Antitakeover Provisions. CENIT, CENIT Bank and their respective subsidiaries have taken all actions required to exempt CENIT, this Agreement, the Merger, the Subsidiary Merger Agreement, the Subsidiary Merger and the Stock Option Agreement from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

         Section 3.20 Insurance. CENIT, CENIT Bank and their respective subsidiaries are presently insured, and during each of the past three calendar years have been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of CENIT and CENIT Bank, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of CENIT and each CENIT subsidiary provide adequate coverage against loss, and the fidelity bonds in effect as to which CENIT or CENIT Bank is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure Schedule 3.20.

         Section 3.21 Labor. (a) No work stoppage involving CENIT, CENIT Bank or any of their respective subsidiaries is pending as of the date hereof or, to the knowledge of CENIT, CENIT Bank and their respective subsidiaries, threatened. None of CENIT, CENIT Bank or any of their respective subsidiaries is involved in, or, to the knowledge of CENIT, CENIT Bank and their respective subsidiaries, threatened with or affected by, any proceeding asserting that CENIT, CENIT Bank or any of their respective subsidiaries has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on CENIT. No union represents or claims to represent any employees of CENIT, CENIT Bank or their respective subsidiaries, and, to the knowledge of CENIT, CENIT Bank and their respective subsidiaries, no labor union is attempting to organize employees of CENIT, CENIT Bank or their respective subsidiaries.

                  (b) CENIT, CENIT Bank or their respective subsidiaries have made available to SouthTrust a true and complete list of all employees of CENIT, CENIT Bank and their respective subsidiaries as of the date hereof, together with the employee position, title, salary and date of hire, and all information with respect to all benefit plans or policies, bonus arrangements, commissions, severance plans or policies, compensation arrangements or other benefits provided to such employees.

                  (c) CENIT, CENIT Bank and their respective subsidiaries are in compliance in all material respects with all applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.

                  (d) Except as set forth on Disclosure Schedule 3.21(d) hereto, there has not been, there is not presently pending or existing and, to the knowledge of CENIT, CENIT Bank or any of their respective subsidiaries, there is not threatened any proceeding against or affecting CENIT,

CENIT Bank or their respective subsidiaries relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting CENIT, CENIT Bank or their respective subsidiaries.

         Section 3.22 Compliance with Laws. Each of CENIT, CENIT Bank and their respective subsidiaries has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and each is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a Material Adverse Effect on the Condition of CENIT on a consolidated basis. Except as disclosed in Disclosure Schedule 3.22, none of CENIT or CENIT
Bank:

                  (a) is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on the Condition of CENIT on a consolidated basis; and

                  (b) has received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that CENIT or CENIT Bank is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on the Condition of CENIT on a consolidated basis, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on the Condition of CENIT on a consolidated basis, (iii) requiring CENIT or CENIT Bank to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of CENIT or CENIT Bank, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

         Section 3.23 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable in all material respects to those made available to other nonaffiliated similarly situated customers of CENIT Bank at the time such deposits were entered into, (b) the loans listed on Disclosure Schedule 3.5, (c) the agreements listed on Disclosure Schedule 3.16,
(d) obligations under employee benefit plans of CENIT, CENIT Bank and their respective subsidiaries set forth in Disclosure Schedule 3.12 and (e) the items described on Disclosure Schedule 3.23, the arrangements described in Sections 1.4(b) and 1.4(c) above, and any loans or deposit agreements entered into in the ordinary course with customers of CENIT Bank, there are no contracts with or commitments to present or former stockholders who own or owned more that 10% of the CENIT Shares, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

         Section 3.24 Derivative Contracts. Neither of CENIT or CENIT Bank is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in Financial Statements of CENIT which is a financial derivative contract (including various combinations thereof) ("Derivative Contracts"), except for those Derivative Contracts set forth in Disclosure Schedule 3.24.

         Section 3.25 Deposits. None of the deposits of CENIT Bank are "brokered" deposits or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, limitations applicable to public deposits, escrow limitations and similar actions taken in the ordinary course of business), and no portion of deposits of CENIT Bank represents a deposit of any Affiliate of CENIT's except as set forth in Disclosure Schedule 3.25.

         Section 3.26 Accounting Controls. Each of CENIT, CENIT Bank and their respective subsidiaries has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of CENIT, CENIT Bank and their respective subsidiaries; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as CENIT, CENIT Bank and their respective subsidiaries or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of CENIT, CENIT Bank and their respective subsidiaries is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of CENIT, CENIT Bank and their respective subsidiaries; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

         Section 3.27 Proxy Materials. None of the information relating to CENIT or CENIT Bank to be included in the Proxy Statement which is to be mailed to the shareholders of CENIT in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

         Section 3.28 Deposit Insurance. The deposit accounts of CENIT Bank are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); CENIT Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 3.29 Intellectual Property. Except as set forth in Disclosure
Schedule 3.29, each of CENIT, CENIT Bank and their respective subsidiaries owns or possesses valid and binding licenses and other rights to use without additional payment all material patents, copyrights, trade secrets, trade names, servicemarks, trademarks, computer software and other intellectual property used in its businesses; neither of CENIT or CENIT Bank has received any notice of conflict with respect thereto that asserts the right of others.

         Section 3.30 SEC Filings. CENIT has filed all forms, reports and documents required to be filed by CENIT with the SEC since December 31, 1998 (collectively, the "CENIT SEC Reports"). The CENIT SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CENIT SEC Reports or necessary in order to make statements in CENIT's SEC Reports, in light of the circumstances under which they were made, not misleading.

         Section 3.31 Untrue Statements and Omissions. No representation or warranty contained in Article 3 of this Agreement or in the Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                              SOUTHTRUST AND ST-SUB


         SouthTrust and ST-Sub hereby jointly and severally represent and warrant to CENIT as follows as of the date hereof and also as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 4.1 Organization and Related Matters of SouthTrust. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis. SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Restated Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been made available to CENIT.

                  (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.2 Organization and Related Matters of ST-Sub. (a) ST-Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. ST-Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-

Sub is licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by ST-Sub, or the character or location or the properties and assets owned or leased by ST-Sub make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis. True and correct copies of the Certificate or Articles of Incorporation and Bylaws of ST-Sub, as each may be amended to the date hereof, will be made available to CENIT.

                  (b) ST-Sub has in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.3 Capitalization. As of March 31, 2001, the authorized capital stock of SouthTrust consisted of 500,000,000 shares of common stock, par value $2.50 per share, 169,968,256 shares (which includes the rights associated with such shares pursuant to that certain Amended and Restated Rights Agreement dated as of August 1, 2000 between SouthTrust and American Stock Transfer & Trust Company) of which are issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust) as of the date hereof, and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding SouthTrust Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

         Section 4.4 Authorization. Each of SouthTrust and ST-Sub has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of any necessary consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of SouthTrust and ST-Sub, and no other corporate proceedings on the part of SouthTrust or ST-Sub are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of SouthTrust and ST-Sub enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement by SouthTrust or ST-Sub, nor the consummation by SouthTrust or ST-Sub of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust or the Articles of Incorporation or Bylaws of ST-Sub or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust or ST-Sub under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust or ST-Sub is a party, or by which SouthTrust or ST-Sub or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust or ST-Sub or any of their respective material properties or assets, except for (X) such conflicts, breaches or defaults as are set forth in Disclosure Schedule 4.4; and (Y) with respect to
(B) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.5 Financial Statements. (a) SouthTrust has made available to CENIT copies of the consolidated financial statements of SouthTrust as of and for the years ended December 31, 1999 and 2000. SouthTrust shall deliver to CENIT additional consolidated financial statements for the period ended March 31, 2001, and as of and for each subsequent calendar quarter or year of SouthTrust, contemporaneously with the filing of such additional financial statements with the applicable Regulatory Authorities. The previously delivered financial statements and the additional consolidated financial statements of SouthTrust as of and for such subsequent calendar quarter or year are hereinafter referred to collectively as the "Financial Statements of SouthTrust".

                  (b) Each of the Financial Statements of SouthTrust (including the related notes where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of SouthTrust (including the related notes where applicable) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth, subject to normal year-end audit adjustments in amounts consistent with past experience in the case of unaudited statements.

                  (c) Since December 31, 2000, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after December 31, 2000 in the ordinary course of business consistent with past practices. Since December 31, 2000, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would be material to the Condition of SouthTrust on a consolidated basis.

         Section 4.6 Absence of Certain Changes or Events. Since December 31, 2000, there has not been any material adverse change in the Condition of SouthTrust on a consolidated basis, and to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a material adverse change in the future.

         Section 4.7 Legal Proceedings, Etc. Except as set forth on Disclosure
Schedule 4.7 hereto, or as disclosed in any document publicly filed by SouthTrust with the SEC and made available to CENIT hereunder, neither SouthTrust nor any of its affiliates is a party to any, and there have been no pending, or, to the knowledge of SouthTrust, threatened, legal, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations of any nature against

SouthTrust challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by SouthTrust pursuant to Item 103 of Regulation S-K promulgated by the SEC, or that otherwise, individually or in the aggregate, would have a Material Adverse Effect on SouthTrust.

         Section 4.8 Insurance. SouthTrust has in effect insurance coverage with insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by institutions comparable in size and operation to SouthTrust.

         Section 4.9 Consents and Approvals. Except for (i) the Consents of the Regulatory Authorities; (ii) approval of this Agreement by the respective shareholders of ST-Sub and CENIT; (iii) filing of Articles or Certificate of Merger with the States of Alabama and Delaware; and (iv) as disclosed in Disclosure Schedule 4.9, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by SouthTrust and ST-Sub or, to the knowledge of SouthTrust, by CENIT of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.10 Proxy Materials. None of the information relating solely to SouthTrust or any Subsidiary to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of CENIT in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of CENIT to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

         Section 4.11 Accounting, Tax, Regulatory Matters. SouthTrust has not taken or agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement, including matters relating to the Community Reinvestment Act and protests thereunder.

         Section 4.12 No Broker's or Finder's Fees. Neither SouthTrust nor ST-Sub or any of their subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

         Section 4.13 Compliance with Laws. Each of SouthTrust, ST-Sub and their respective subsidiaries has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and each is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which individually or when taken together as a whole, will not have a Material Adverse Effect on SouthTrust. Except as disclosed in Disclosure Schedule 4.13, none of SouthTrust or ST-Sub:

                  (a) is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have a Material Adverse Effect on SouthTrust; and

                  (b) has received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that SouthTrust or ST-Sub is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on SouthTrust, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on SouthTrust, (iii) requiring SouthTrust or ST-Sub to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of SouthTrust or ST-Sub, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

         Section 4.14 SEC Filings. SouthTrust has filed all forms, reports and documents required to be filed by SouthTrust with the SEC since December 31, 1998 (collectively, the "SouthTrust SEC Reports"). The SouthTrust SEC Reports
(i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SouthTrust SEC Reports or necessary in order to make statements in SouthTrust's SEC Reports, in light of the circumstances under which they were made, not misleading.

         Section 4.15 Untrue Statements and Omissions. No representation or warranty contained in Article 4 of this Agreement or in the Disclosure Schedules of SouthTrust or ST-Sub contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                    ARTICLE 5

                            COVENANTS AND AGREEMENTS


         Section 5.1 Conduct of the Business of CENIT and CENIT Subsidiaries.
(a) During the period from the date of this Agreement to the Effective Time of the Merger, CENIT shall, and shall cause CENIT Bank and its respective subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its best efforts to maintain and preserve intact for itself and for SouthTrust its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of CENIT or SouthTrust to obtain any Consent from any Regulatory Authority or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                  (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, CENIT shall not, and it shall not permit any

CENIT subsidiary, without the prior written consent of SouthTrust which shall not be unreasonably withheld and which shall be granted or refused within 24 hours of request, to:

          (i) change, delete or add any provision of or to the Certificate of Incorporation or Bylaws of CENIT or Charter of CENIT Bank;

          (ii) (A) except for the issuance of CENIT Shares pursuant to the terms of the CENIT Options, change the number of shares of the authorized, issued or outstanding capital stock of CENIT, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of CENIT, or (B) declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of CENIT, except that CENIT may, but shall not be obligated to, declare and pay regular quarterly cash dividends on the CENIT Shares at a rate not in excess of $0.16 per share with usual and regular record and payment dates in accordance with past practice, provided that CENIT and SouthTrust will cooperate in selecting the Effective Time and in declaring the CENIT quarterly dividend to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of CENIT Shares do not become entitled to receive both a dividend in respect to their CENIT Shares and a dividend in respect to SouthTrust Shares, or fail to be entitled to receive any quarterly dividend;

         (iii) incur any material liabilities or material obligations (other than deposit liabilities, Federal Home Loan Bank borrowings and short- term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

          (iv) make any capital expenditures individually in excess of $75,000, or in the aggregate in excess of $150,000 other than pursuant to binding commitments existing on March 31, 2001 and disclosed in a Disclosure Schedule delivered pursuant to Article 5 of this Agreement or in the annexed Disclosure Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

           (v) except as set forth in Disclosure Schedule 5.1(b)(v), and except with respect to any residential real property which will not result in a material loss or charge-off to CENIT Bank, sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of $75,000;

          (vi) except as disclosed in Disclosure Schedule 5.1(b)(vi), pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement, provided, however, that no contributions shall be made to the Management Recognition Plan and Trust or awards made thereunder; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person other than with respect to those contracts listed on Disclosure Schedule 3.16(a); alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement (provided, the aggregate amount of such increases shall not exceed five percent (5%) of the aggregate compensation paid to such employees as of the date of this Agreement); grant any material increase in fees or other increase in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

         (vii) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to CENIT or CENIT Bank that involves an aggregate of $25,000 or more, except to the extent management of CENIT determines in good faith that such action is necessary and required to maintain the safety and soundness of CENIT or CENIT Bank (provided that CENIT notifies SouthTrust prior to taking such action, and provided further that CENIT will use best efforts to ensure that any such new or amended agreement, lease or license does not constitute a long-term commitment and is entered into on economic terms favorable to CENIT, CENIT Bank, their successors and assigns;

        (viii) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving existing CENIT subsidiaries which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business,
               (C) acquisitions of control by CENIT Bank or any other CENIT subsidiary engaged in banking in a fiduciary capacity or (D) the creation of any new CENIT subsidiary organized to conduct and continue activities otherwise permitted by this Agreement;

          (ix) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with CENIT and CENIT Bank's past practices;

           (x) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in
               Article 7 not being satisfied;

          (xi) purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than five years, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation, or any Derivative Contract; or

         (xii) commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against CENIT, CENIT Bank or any of their respective subsidiaries for material money damages or restrictions upon any of their operations, other than claims which individually or in the aggregate do not exceed $50,000.

         Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, CENIT will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of CENIT. CENIT will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of CENIT or CENIT Bank, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting CENIT or a CENIT subsidiary, the institution or the threat of material litigation, claims, threats or causes of action involving CENIT or CENIT Bank, and will keep SouthTrust fully informed of such events. CENIT will furnish to SouthTrust, promptly after the preparation and/or receipt by CENIT thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, including, without limitation, monthly unaudited financial statements of CENIT Bank, and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank.

         Section 5.3 Access to Properties; Personnel and Records. (a) For so long as this Agreement shall remain in effect, CENIT, CENIT Bank and their respective subsidiaries shall permit SouthTrust or its agents full access, during normal business hours and upon reasonable notice, to the properties of CENIT, CENIT Bank and their respective subsidiaries, and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of CENIT or CENIT Bank, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and CENIT, CENIT Bank and their respective subsidiaries shall use their reasonable best efforts to provide SouthTrust and its representatives access to the work papers of CENIT's and CENIT subsidiaries' accountants. CENIT, CENIT Bank and their respective subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment, would violate any fiduciary obligations or duties of the officers or directors of CENIT or CENIT Bank or would violate any confidentiality agreement; provided that CENIT, CENIT Bank and their respective subsidiaries shall cooperate with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by CENIT, CENIT Bank and their respective subsidiaries.

                  (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five (5) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided, however, the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof so that such other party may seek a protective order or other appropriate remedy, and, provided further, in the event such other party is unable to obtain a protective order or other such remedy, the party that is subject to such legal requirement shall furnish only that portion of such information which it is advised by counsel is legally required and shall use best efforts to ensure that confidential treatment will be accorded such information. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

         Section 5.4 Approval of CENIT Shareholders. CENIT will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of CENIT will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and CENIT will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby; provided, however, that the Board of Directors of CENIT will not be obligated to make any such recommendation if it has been advised in writing by its counsel that to do so could cause a breach of its fiduciary duties.

         Section 5.5 No Other Bids. For so long as this Agreement shall remain in effect, except with respect to this Agreement and the transactions contemplated hereby, neither CENIT nor any Affiliate thereof, nor any investment banker, attorney, accountant or other representative (collectively, "representative") retained by CENIT, CENIT Bank or any of their respective subsidiaries shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any "takeover proposal" (as defined below) by any other party. Except to the extent CENIT's Board of Directors has been advised in writing by counsel to such Board of Directors that the failure to do so could cause a breach of its fiduciary duties, neither CENIT nor any Affiliate or representative thereof shall enter into a discussion with or furnish to a third party any non-public information or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause its Affiliates or representatives not to engage in any of the foregoing. However, CENIT may communicate information about such a takeover proposal to its shareholders if the Board of Directors of CENIT has been advised in writing by its counsel that the failure to do so could cause a breach of its fiduciary duties. CENIT shall promptly notify SouthTrust orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. CENIT shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. As used in this Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving CENIT, CENIT Bank or any of their respective subsidiaries or for the acquisition of a significant equity interest in CENIT, CENIT Bank or any of their respective subsidiaries or for the acquisition of a significant portion of the assets or liabilities of CENIT, CENIT Bank or any of their respective subsidiaries.

         Section 5.6 Notice of Deadlines. No later than twenty (20) days following the execution of this Agreement, CENIT will deliver to SouthTrust a schedule listing the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which CENIT or CENIT Bank is a party.

         Section 5.7 Affiliates. No later than thirty (30) days following the execution of this Agreement, CENIT shall deliver to SouthTrust a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of CENIT, "affiliates" of CENIT for purposes of Rule 145 under the Securities Act of 1933. In addition, CENIT shall use commercially reasonable efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to SouthTrust not later than thirty (30) days prior to the Effective Time of the Merger, a written agreement substantially in the form of Exhibit 5.7 providing that such Person will not sell, pledge, transfer or otherwise dispose of CENIT Shares held by such Person, except as contemplated by such agreement or this Agreement, and will not sell, pledge, transfer or otherwise dispose of the SouthTrust Shares to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations thereunder. SouthTrust shall not be required to maintain the effectiveness of the

Registration Statement under the Securities Act of 1933 for the purposes of resale of SouthTrust Shares by such persons.

         Section 5.8 Maintenance of Properties. CENIT, CENIT Bank and their respective subsidiaries will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.9 Environmental Audits. At the election of SouthTrust, CENIT will, at its own expense, with respect to the operations center of CENIT Bank located at 225 West Olney Road, Norfolk, Virginia (the "Olney Property"), procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, whatever environmental audits as SouthTrust may request, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to SouthTrust.

         Section 5.10 Title Insurance. At the election of SouthTrust, CENIT will, at its own expense, with respect to each parcel of real property that CENIT or CENIT Bank owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, a commitment to issue owner's title insurance in such amounts and by such insurance company reasonably acceptable to SouthTrust, which policy shall be free of all material exceptions to SouthTrust's reasonable satisfaction.

         Section 5.11 Surveys and Legal Descriptions. At the election of SouthTrust, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5.10, CENIT, at its own expense, will procure and deliver to SouthTrust at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger. In addition, CENIT shall deliver to SouthTrust a complete legal description for each parcel of real estate or interest owned, leased or subleased by CENIT, CENIT Bank or their respective subsidiaries or in which CENIT, CENIT Bank or their respective subsidiaries has any ownership or leasehold interest.

         Section 5.12 Consents to Assign and Use Leased Premises. With respect to the leases disclosed in Disclosure Schedule 3.14(b), CENIT will, or shall cause CENIT Bank and each applicable subsidiary of CENIT and CENIT Bank to, use commercially reasonable efforts to obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of CENIT, CENIT Bank and their respective subsidiaries to ST-Bank and to permit the use and operation of the leased premises by ST-Bank.

         Section 5.13 Compliance Matters. Prior to the Effective Time of the Merger, CENIT shall take, or cause to be taken, all commercially reasonable steps requested by SouthTrust to cure any known deficiencies in regulatory compliance by CENIT or CENIT Bank; provided, however, neither SouthTrust nor ST-Sub shall be responsible for discovering or have any obligation to disclose the existence of such defects to CENIT nor shall SouthTrust or ST-Sub have any liability resulting from such deficiencies or attempts to cure them.

         Section 5.14 Exemption Under Anti-Takeover Statutes. Prior to the Effective Time of the Merger, CENIT will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.

         Section 5.15 Conforming Accounting and Reserve Policies. (a) At the request of SouthTrust, CENIT shall immediately prior to Closing establish and take such reserves and accruals as SouthTrust reasonably shall request to conform CENIT Bank's loan, accrual, reserve and other accounting policies to the policies of ST-Bank.

         (b) CENIT and CENIT Bank shall establish appropriate accruals with respect to the bonuses listed on Disclosure Schedule 5.1(b)(vi) and a reasonable estimate of the cost of the Supplemental Executive Retirement Plan between CENIT and Michael S. Ives (the "SERP") for the period commencing January 1, 2001 and ending on the Effective Time of the Merger. In addition, for purposes of calculating such bonuses and the estimated amount for the SERP, such accruals (net of tax) shall be netted against the net income of CENIT Bank.

         (c) The adjustments and accruals requested in this Section 5.15 shall not be taken into account as having a Material Adverse Effect on the condition of CENIT on a consolidated basis.

         Section 5.16 Subsidiary Merger Agreement. Prior to the Effective Time of the Merger, ST- Bank and CENIT Bank shall have executed and delivered the Subsidiary Merger Agreement substantially in the form annexed hereto as Exhibit
5.16. CENIT agrees that it shall vote by action by written consent or as otherwise required the shares of capital stock of CENIT Bank held by CENIT in favor of such Subsidiary Merger Agreement and the transactions contemplated thereby.

         Section 5.17 Signage. CENIT shall use commercially reasonable efforts to improve the location and visibility of the branch signage associated with the CENIT Bank branches located in Kmart stores.

         Section 5.18 Remediation Activities. CENIT and CENIT Bank shall proceed with diligence to obtain (a) a closure letter from the Virginia Department of Environmental Quality regarding the soil contamination located at the Olney Property, and (b) certificates of asbestos removal with respect to the first and third floors of the Olney Property from the respective companies which performed the asbestos removal, all as contemplated in that certain Environmental Remediation and Indemnity Agreement between CENIT Bank and D&C, LLC, dated December 21, 1998. In addition, CENIT shall deliver to SouthTrust an estimate for the cost of removing the asbestos from the second floor of the Olney Property.

         Section 5.19 Publicity. Except as otherwise required by law or the rules of NASDAQ, so long as this Agreement is in effect, neither ST-Sub nor CENIT shall, or shall permit any of their respective subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.

          Section 5.20 CENIT Stock Option Plans. CENIT shall use its best efforts to amend the CENIT Stock Option Plan and the Related Rights Agreements issued thereunder to provide that all

CENIT SARs which have not been exercised as of the Effective Time of the Merger shall terminate as of the Effective Time of the Merger.

                                    ARTICLE 6

                       ADDITIONAL COVENANTS AND AGREEMENTS


         Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 6.2 Regulatory Matters. (a) As promptly as practicable following the execution and delivery of this Agreement, SouthTrust and CENIT shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their commercially reasonable best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of CENIT. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

                  (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 6.3 Other Matters. (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of CENIT, CENIT Bank or any of their respective subsidiaries or, except as otherwise explicitly provided herein by those agreements contemplated by Section 8.9, an obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

                  (b) The parties agree that appropriate steps shall be taken to terminate the CENIT Retirement and Savings Plan (the "CENIT Savings Plan") as of a date prior to the Effective Time of the Merger, and SouthTrust shall take appropriate steps to wind up the CENIT Savings Plan and distribute the assets of its trust in accordance with the terms of the CENIT Savings Plan and applicable law, following the termination of the CENIT Savings Plan and receipt of a favorable determination letter from the Internal Revenue Service relating to such termination. In addition, the parties agree that appropriate steps shall be taken to terminate all of the Employee Benefit Plans other than the CENIT Savings Plan immediately prior to, at or as soon as administratively feasible following the Effective Time of the Merger, provided that the conditions of this Section 6.3(b) and of paragraphs (i)-(ii) below are then met and provided further that all employees of CENIT, CENIT Bank or any of their respective subsidiaries who were participating immediately prior to the Merger in the Employee Benefit Plans (other than the CENIT Savings Plan) for which SouthTrust maintains a corresponding plan shall commence participation in SouthTrust's corresponding plan upon the later of the Effective Time of the Merger or the date of termination of coverage under the employee benefit plans of CENIT, CENIT Bank or any of their respective subsidiaries without any gap or interruption in coverage (including any gap affecting any of CENIT employees' dependents), whether a gap in time of coverage or in waiting or elimination periods. Notwithstanding the foregoing, employees of CENIT, CENIT Bank and any of their respective subsidiaries shall not be entitled to participate in those SouthTrust plans described in Section 6.3(c) until the Applicable Date. Subject to Section 6.3(c) hereof and except as otherwise specifically provided below, SouthTrust agrees that the officers and employees of CENIT, CENIT Bank or any of their respective subsidiaries who SouthTrust or its subsidiaries employ shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans, sick leave, vacation, holiday pay and similar payroll practices and severance guidelines, on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that:

                           (i) with respect to each SouthTrust group health plan
                  (within the meaning of Section 5000(b)(1) of the Code), SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under the group medical insurance plan of CENIT, CENIT Bank or any of their respective subsidiaries during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and

                           (ii) credit for each such employee's past service
                  with CENIT, CENIT Bank or any of their respective subsidiaries prior to the Effective Time of the Merger ("Past Service Credit") shall be given by SouthTrust to each such employee, as if such service had been performed for SouthTrust, for purposes of:

                                    (A) determining vacation, sick leave,
                           severance pay and other leave benefits and accruals, in accordance with the established policies of SouthTrust;

                                    (B) establishing eligibility for
                           participation in and vesting under SouthTrust's welfare and fringe benefit plans, and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service.

                  (c) From and after the Applicable Date (as hereinafter defined) and subject to applicable law, SouthTrust shall recognize the service of all employees of CENIT, CENIT Bank or any of their respective subsidiaries for purposes of determining eligibility to participate in, and vesting in accrued benefits under the SouthTrust 401(k) Plan, the SouthTrust Employee Stock Ownership Plan, the SouthTrust Corporation Employees' Cash Profit Sharing Plan (the "ST Cash PS Plan"), and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") as follows:

                           (i) for purposes of vesting and eligibility under the
                  SouthTrust 401(k) Plan, the SouthTrust Employee Stock Ownership Plan, the ST Cash PS Plan, the ST Retirement Plan and the ST Discount Stock Payroll Purchase Plan, all Past Service Credit shall be credited as if such service had been performed for SouthTrust and all service performed for SouthTrust from and after the Effective Time of the Merger shall be credited; and

                           (ii) for purposes of benefit accrual under the ST
                  Retirement Plan, all service performed for SouthTrust from and after the Applicable Date shall be credited.

The "Applicable Date" with respect to a plan is as specified below:

                         Plan                                 Applicable Date
                         ----                                 ---------------
                  SouthTrust 401(k) Plan                      January 1, 2002

                  SouthTrust Employee Stock
                  Ownership Plan                              January 1, 2002

                  ST Cash PS Plan                             January 1, 2002

                  ST Retirement Plan                          January 1, 2002

                  ST Discount Stock Payroll
                  Purchase Plan                               January 1, 2002

                  (d)      CENIT Employees Stock Ownership Plan

                           (i) Immediately following the execution of this
                  Agreement, SouthTrust and CENIT agree that appropriate steps shall be taken to appoint, prior to the Effective Time and with the reasonable concurrence of the parties, an independent trustee (the "Successor Trustee) to replace the current ESOP Trustees (the "Current Trustees") of the CENIT Employees Stock Ownership Plan (the "ESOP") to act with respect to all matters related to the ESOP, including the consummation of the transactions contemplated herein as they relate to the ESOP.

                           (ii) Upon the consummation of the Merger and in
                  accordance with Section 2.1 hereinabove, all CENIT Shares owned by the ESOP immediately prior to the Effective Time of the Merger, whether or not allocated to participant accounts, shall be converted into the right to receive shares of common stock of SouthTrust.

                           (iii) At the Effective Time of the Merger and in
                  accordance the with Paragraph F of Article XIX of the ESOP, the ESOP shall be terminated (the "ESOP Termination"). Pursuant to the ESOP Termination, the Successor Trustee shall cause to be liquidated from the ESOP suspense account a sufficient number of shares of common stock of SouthTrust in order to fully satisfy the outstanding balance of the loan from CENIT to the ESOP, evidenced by that certain ESOP Loan Agreement, by and between CENIT (as lender) and the ESOP (as borrower), dated July 24, 1997 (the "ESOP Loan").

                           (iv) Upon receipt of the proceeds of the liquidation
                  described in Section 6.3(d)(iii) above, the Successor Trustee shall remit said proceeds to CENIT (or its successors and assigns) in complete satisfaction of the ESOP Loan.

                           (v) Any shares of common stock of SouthTrust
                  remaining in the ESOP suspense account after the complete satisfaction of the ESOP Loan shall then be released and allocated to the accounts of ESOP participants in accordance with the terms and conditions set forth in the ESOP.

                           (vi) Following the ESOP Termination, full
                  satisfaction of the ESOP Loan and receipt of a favorable determination letter from the Internal Revenue Service relating to the ESOP Termination, the parties further agree that SouthTrust shall take appropriate steps to wind up the ESOP and distribute the assets of its trust in accordance with terms and conditions of the ESOP and applicable law.

         (e) SouthTrust agrees that, notwithstanding the Amendment to the CENIT Stock Option Plan Related Right Agreements dated as of March 29, 2001, each holder of outstanding CENIT SARs may elect to exercise such SARs for cash as of the Closing Date, pursuant to the terms of the CENIT Stock Option Plan, the terms of the Related Rights Agreement under which each such CENIT SAR is granted, and subject to this Section 6.3(e). Such an election to exercise must be made by delivering written notice to the Treasurer of CENIT no later than 10:00 a.m. Eastern Daylight Time on the Closing Date. Each holder of CENIT SARs who exercises such CENIT SARs in accordance with this Section 6.3(e) shall be entitled to receive the exercise amount set forth in the Related Rights Agreement, provided that the fair market value of the CENIT Shares will be based on the reported last sales price for SouthTrust Shares on the Closing Date, multiplied by the Conversion Ratio. Any CENIT SARs not exercised as of the Closing Date or otherwise terminated will be subject to Section 2.2 herein.

         Section 6.4 Indemnification. (a) For a period of five (5) years after the Effective Time of the Merger, SouthTrust shall indemnify, defend and hold harmless each person entitled to indemnification from CENIT, CENIT Bank and/or their respective subsidiaries (each, an "Indemnified Party") against all liability arising out of actions or omissions occurring at or prior to the Effective Time of the Merger (including, without limitation, transactions contemplated by this Agreement) to the same extent and subject to the conditions set forth in CENIT's Certificate of Incorporation or Bylaws and CENIT Bank's federal charter, in each case as in effect as of the date hereof.

                  (b) After the Effective Time of the Merger, directors, officers and employees of CENIT and CENIT Bank, except for the indemnification rights provided for in this Section 6.4, shall have indemnification rights having prospective application only. These prospective indemnification rights shall consist of such rights to which directors, officers and employees of SouthTrust and its subsidiaries would be entitled under the Restated Certificate or Certificate or Articles of Incorporation and Bylaws of SouthTrust or the particular subsidiary for which they are serving as officers, directors or employees and under such directors' and officers' liability insurance policy as

SouthTrust may then make available to officers, directors and employees of SouthTrust and its subsidiaries.

                  (c) SouthTrust shall use its best efforts (and CENIT shall cooperate prior to the Effective Time of the Merger) to maintain in effect for a period of five (5) years after the Effective Time of the Merger CENIT's existing directors' and officers' liability insurance policy (provided that SouthTrust may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or
(ii)with the consent of CENIT (given prior to the Effective Time of the Merger) any other policy with respect to claims arising from facts or events which occurred prior to the Effective Time of the Merger and covering persons who are currently covered by such insurance; provided, that SouthTrust shall not be obligated to make aggregate premium payments for such five (5) year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to CENIT's and CENIT Bank's directors and officers, 150% of the highest annual premium payments during the last five (5) years on CENIT's current policy, as in effect as of the date of this Agreement multiplied by five
(5) (the "Maximum Amount"). If the amount of premium that is necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, SouthTrust shall use its reasonable efforts to maintain the most advantageous policies of director's and officer's liability insurance obtainable for a premium equal to the Maximum Amount.

                  (d) If SouthTrust or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then, and in each case, proper provisions shall be made so that the successors and assigns of SouthTrust shall assume the obligations set forth in this Section 6.4.

         Section 6.5 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, SouthTrust will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of CENIT and to report with respect to the general status and the ongoing operations of SouthTrust.

         Section 6.6 Registration Statement. SouthTrust shall cause the Registration Statement to be filed and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act, which Registration Statement, at the time it becomes effective, and at the Effective Time of the Merger, shall in all material respects conform to the requirements of the Securities Act of 1933 and the general rules and regulations of the SEC promulgated thereunder. The Registration Statement shall include the form of Proxy Statement for the meeting of CENIT's shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement. CENIT, CENIT Bank and their respective subsidiaries will furnish to SouthTrust the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. SouthTrust shall take all actions required to qualify or obtain exemptions from such qualifications for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate. The legal responsibility for the contents of such Proxy Statement (other than information supplied by SouthTrust concerning SouthTrust or any SouthTrust Subsidiary) shall be and remain with CENIT, CENIT Bank and their respective subsidiaries. The legal responsibility for the contents of the information supplied by SouthTrust and relating solely to SouthTrust which is either included or incorporated by reference in the Proxy Statement shall be and remain with SouthTrust.

         Section 6.7 Reservation of Shares. SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to pay the consideration contemplated in this Agreement. If at any time the aggregate number of SouthTrust Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, SouthTrust shall take all appropriate actions to increase the amount of its authorized common stock.

         Section 6.8 Consideration. SouthTrust shall issue the SouthTrust Shares and shall pay or cause to be paid all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.



                                    ARTICLE 7

                          MUTUAL CONDITIONS TO CLOSING


         The obligations of SouthTrust and ST-Sub, on the one hand, and CENIT, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of CENIT and the sole shareholder of ST-Sub.

         Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of either SouthTrust or CENIT, based upon advice of counsel, would have a Material Adverse Effect with respect to the Conditions of SouthTrust or CENIT, as the case may be, each on a consolidated basis.

         Section 7.4 Proxy Statement and Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and SouthTrust shall have received all state securities laws, or "blue sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement.

         Section 7.5 Employment Agreements. Those certain employment agreements between SouthTrust Bank and each of Michael S. Ives, Barry L. French and Alvin D. Woods, dated as of the date hereof and effective as of the Effective Time of the Merger, shall be in full force and effect.



                                    ARTICLE 8

             CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB


         The obligations of SouthTrust and ST-Sub to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 8.1 Representations and Warranties. The representations and warranties of CENIT set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement). For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations to be true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, will have or are reasonably likely to have a Material Adverse Effect on the Condition of CENIT on a consolidated basis or the Condition of the Surviving Corporation.

         Section 8.2 Performance of Obligations. CENIT shall have performed in all material respects all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

         Section 8.3 Certificate Representing Satisfaction of Conditions. CENIT shall have delivered to SouthTrust and ST-Sub a certificate executed by an executive officer of CENIT dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of CENIT under Article 3 of this Agreement.

         Section 8.4 Absence of Adverse Facts. No fact, event or condition exists or has occurred that, in the reasonable judgment of SouthTrust, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Condition of CENIT on a consolidated basis or the consummation of the transactions contemplated by this Agreement, (b) would have a Material Adverse Effect on the interests of SouthTrust on a consolidated basis or (c) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 8.5 Opinion of Counsel. SouthTrust shall have received an opinion of counsel from Willcox & Savage, P.C. or other counsel to CENIT acceptable to SouthTrust in substantially the form set forth in Exhibit 8.5 hereof.

         Section 8.6 Consents Under Agreements. CENIT shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of CENIT under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the reasonable opinion of SouthTrust, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.7 Consents Relating to Leased Real Property. CENIT shall have delivered evidence that each Consent described in Section 3.14(c) shall have been obtained by CENIT, CENIT Bank and any of their respective subsidiaries, as appropriate.

         Section 8.8 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or any SouthTrust Subsidiary, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of CENIT, CENIT Bank and their respective subsidiaries, or any other SouthTrust Subsidiary, provided that, except for any such requirement relating to the above- described sale or disposition of any significant assets of CENIT or any SouthTrust Subsidiary, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks, savings associations and bank and savings association holding companies under similar circumstances.

         Section 8.9 Acknowledgment of Option Conversion. Each CENIT Option shall be assumed by SouthTrust in accordance with Section 2.2 and the terms of the particular CENIT Stock Option Plan under which such CENIT Options were issued as of the Effective Time of the Merger and each holder of a CENIT Option outstanding immediately prior to the Effective Time of the Merger who is employed by or a director of CENIT or CENIT Bank shall have executed and delivered to SouthTrust such documents as SouthTrust, with the advice of counsel, may deem necessary to evidence the assumption and conversion of such CENIT Options by SouthTrust.

         Section 8.10 Outstanding Shares of CENIT. The total number of CENIT Shares outstanding as of the Effective Time of the Merger and the total number of CENIT Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any CENIT Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for CENIT Shares, shall not exceed 4,767,465 shares in the aggregate.

         Section 8.11 Certification of Claims. CENIT shall have delivered a certificate to SouthTrust that CENIT is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of CENIT, CENIT Bank or any of their respective subsidiaries.

         Section 8.12 Increase in Borrowing. As of the date of any Financial Statement of CENIT or any Thrift Financial Report of CENIT Bank subsequent to the execution of this Agreement, including the date of the Financial Statements of CENIT and the Thrift Financial Report of CENIT Bank that immediately precede the Effective Time of the Merger, there shall not have been any material increase in the loan agreements, notes or borrowing arrangements described in (i) through (iii) of Section 3.5 and in Disclosure Schedule 3.5.


                                    ARTICLE 9

                       CONDITIONS TO OBLIGATIONS OF CENIT


         The obligation of CENIT to consummate the Merger as contemplated herein is subject to fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1 Representations and Warranties. The representations and warranties of SouthTrust and ST-Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct, in all material respects, as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger), except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement. For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations to be true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, will have or are reasonably likely to have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis or the Condition of the Surviving Corporation.

         Section 9.2 Performance of Obligations. SouthTrust and ST-Sub shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

         Section 9.3 Certificate Representing Satisfaction of Conditions. SouthTrust and ST-Sub shall have delivered to SouthTrust and ST-Sub a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust and ST-Sub under Article 4 of this Agreement.

         Section 9.4 Absence of Adverse Facts. No fact, event or condition exists or has occurred that, in the reasonable judgment of CENIT, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Condition of SouthTrust on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 9.5 Consents Under Agreements. SouthTrust and ST-Sub shall have obtained the consent or approval of each Person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable judgment of CENIT, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated hereby.

         Section 9.6 Opinion of Counsel. CENIT shall have received the opinion of Bradley Arant Rose & White LLP, counsel to SouthTrust, dated the Effective Time of the Merger, to the effect set forth in Exhibit 9.6 hereof.

         Section 9.7 SouthTrust Shares. The SouthTrust Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through SouthTrust.

         Section 9.8 Tax Opinion. CENIT shall have received an opinion of Bradley Arant Rose & White LLP on or before the date on which the Proxy Statement of CENIT is to be mailed to holders of CENIT Shares in a form reasonably satisfactory to CENIT and its counsel, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of CENIT to the extent that they receive SouthTrust Shares in exchange for their CENIT Shares in the Merger.

         Section 9.9 Fairness Opinion. The Board of Directors of CENIT shall have received an Opinion Letter from Trident Securities (the "Fairness Opinion") dated prior to or as of the date the Proxy Statement is delivered to the shareholders of CENIT in connection with the solicitation of their approval of the Merger, stating that the Merger is fair, from a financial point of view, and the Fairness Opinion shall not have been withdrawn prior to or as of the Effective Time of the Merger.



                                   ARTICLE 10

                        TERMINATION, WAIVER AND AMENDMENT


         Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

                  (a) by the mutual consent in writing of the Board of Directors of SouthTrust, ST-Sub and CENIT; or

                  (b) by the Board of Directors of SouthTrust, ST-Sub, or CENIT if the Merger shall not have occurred on or prior to October 31, 2001, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this
Section 10.1(b);

                  (c) by the Board of Directors of SouthTrust, ST-Sub or CENIT (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of CENIT and Section 9.1 in the case of SouthTrust or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 8.1 of this Agreement in the case of CENIT and Section 9.1 of this Agreement in the case of SouthTrust; or

                  (d) by the Board of Directors of SouthTrust, ST-Sub or CENIT (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of CENIT and Section 9.1 in the case of SouthTrust or in breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

                  (e) by the Board of Directors of SouthTrust, ST-Sub or CENIT in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of CENIT fail to vote their approval of this Agreement and the Merger and the transactions contemplated hereby as required by applicable law at CENIT's shareholders' meeting where the transactions were presented to such shareholders for approval and voted upon; or

                  (f) by the Board of Directors of SouthTrust, ST-Sub or CENIT (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in this case of CENIT and Section 9.1 in the case of SouthTrust or in breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by Section 10.1(e) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(b) of this Agreement as the date after which such party may terminate this Agreement.

         Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, the Agreement shall terminate and have no effect, except that the provisions of this
Section 10.2, Section 10.5 and Article 11 of this Agreement shall survive any such termination and abandonment. In the event of termination by SouthTrust pursuant to Section 10.1(b), SouthTrust shall reimburse CENIT or CENIT Bank for the expenses incurred by CENIT or CENIT Bank in connection with procuring the environmental assessments, title insurance and surveys provided for in Sections 5.9, 5.10 and 5.11.

         Section 10.3 Amendments. To the extent permitted by law, this Agreement may be amended only by a subsequent writing signed by each of SouthTrust, ST-Sub, and CENIT.

         Section 10.4 Waivers. Subject to Section 11.12 hereof, prior to or at the Effective Time of the Merger, SouthTrust and ST-Sub, on the one hand, and CENIT, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 10.5 Non-Survival of Representations and Warranties. The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust or ST-Sub, or CENIT shall not survive the Effective Time of Merger, except that Sections 5.3(b), 6.3(b), 6.4, and 6.6 shall survive the Effective Time of the Merger, and any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Sub, CENIT (or directors and officers thereof in their capacities as such) shall survive the Effective Time of Merger; provided that no representation or warranty of SouthTrust, ST-Sub or CENIT contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust or ST-Sub, on the one hand, and CENIT, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Sub or CENIT and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.



                                   ARTICLE 11

                                  MISCELLANEOUS


         Section 11.1 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time of the Merger, ST-Sub shall be entitled to revise the structure of the Merger and/or the subsidiary Merger and related transactions in order to (x) substitute a SouthTrust subsidiary in the place of ST-Sub prior to the Merger, whereby such other SouthTrust subsidiary would be the Surviving Corporation upon consummation of the Merger or (y) provide that a different entity shall be the Surviving Corporation in the Merger provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Code, and not change the amount of consideration to be received by CENIT's shareholders, (ii) be capable of consummation in as timely a manner as the structure contemplated herein, (iii) not have a Material Adverse Effect on the rights of CENIT under this Agreement, and (iv) not otherwise be prejudicial to the interests of CENIT's shareholders. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

         Section 11.2 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                      "Affiliate" of a person shall mean (i) any other person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any officer, director, partner, employer or (other than Mid-Atlantic Investors) direct or indirect beneficial owner of any 10% or greater equity of voting interest of such person or (iii) any other persons for which a person described in clause
(ii) acts in any such capacity.

                           "Consent" shall mean a consent, approval or
authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any lease, contract, permit, law, regulation or order.

                           "Environmental Law" means any applicable federal,
state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; "Loan Property" means any property owned by CENIT, CENIT Bank or any of their subsidiaries, or in which CENIT, CENIT Bank or any of their subsidiaries holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local law; and "Participation Facility" means any facility in which CENIT, CENIT Bank or any of their subsidiaries has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility; "Participation in the Management" of a facility has the meaning set forth in 40 C.F.R. ss. 300.1100(c).

                           "Material Adverse Effect," with respect to any party,
shall mean any event,change or occurrence which, together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operation or financial performance of such party and their respective subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

                           "Regulatory Authorities" shall mean, collectively,
the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision (the "OTS"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

         Section 11.3 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-Sub and CENIT with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral; provided that the option with respect to CENIT Shares granted to SouthTrust by CENIT, as evidenced by the Stock Option Agreement dated May 3, 2001, shall continue in full force and effect. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

                           If to CENIT:

                                CENIT Bancorp, Inc.
                                300 East Main Street, Suite 1350
                                Norfolk, Virginia 23510
                                Attention: Michael S. Ives
                                Fax (757) 446-6700

                           with a copy to:

                                Willcox & Savage, P.C.
                                1800 Bank of America Center
                                Norfolk, Virginia 23510-2197
                                Attention:  James J. Wheaton, Esq.
                                Fax (757) 628-5566

                           If to ST-Sub or SouthTrust, then to:

                                SouthTrust Corporation
                                420 North 20th Street
                                Birmingham, Alabama 35203
                                Attention:  Alton E. Yother
                                Fax (205) 254-5022

                           with a copy to:

                                Bradley Arant Rose & White LLP
                                2001 Park Place, Suite 1400
                                Birmingham, Alabama 35203-2736
                                Attention: Paul S. Ware, Esq.
                                Fax (205) 521-8800

                           All such notices or other communications shall be
deemed to have been  delivered  (i) upon receipt when  delivery is made by hand,
(ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

         Section 11.5 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 11.6 Costs and Expenses. Expenses incurred by CENIT on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

         Section 11.7 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         Section 11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 11.9 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Sub to another affiliate of SouthTrust as contemplated in Section 11.1 above).

         Section 11.10 Governing Law; Arbitration. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Alabama (without respect to its conflicts of laws principles). ANY AND ALL CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. Any such arbitration proceedings shall be and remain confidential. The panel of arbitrators for any such arbitration shall consist of three members of the American Arbitration Association, one of whom shall be selected by SouthTrust, one of whom shall be selected by CENIT, and the third who will be selected by the other two. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties specifically acknowledge that this Agreement evidences a transaction involving, affecting, affected by, and a part of, interstate commerce and that this Agreement to arbitrate is governed by and enforceable under 9 U.S.C. ss.ss. 1 et seq. The place of arbitration shall be Birmingham, Alabama.

         Section 11.11 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

         Section 11.12 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 11.13 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.




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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.



[CORPORATE SEAL]
                                                   CENIT BANCORP, INC.


                              By:
                                  ______________________________________________
ATTEST                                                Michael S. Ives
                                                Its Chief Executive Officer

________________________
Name:___________________
          Its Secretary



[CORPORATE SEAL]
                                                SOUTHTRUST OF ALABAMA, INC.


                              By:
                                  ______________________________________________
ATTEST:                                             Alton E. Yother
                                               Its Secretary and Treasurer

________________________
   Gary E. Kennedy
Its Assistant Secretary



[CORPORATE SEAL]
                                                  SOUTHTRUST CORPORATION


                              By:
                                  ______________________________________________
ATTEST:                                            Alton E. Yother
                                         Its Secretary, Treasurer and Controller


________________________
   Gary E. Kennedy
Its Assistant Secretary



                                       52